UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2007

VIRAGE LOGIC CORPORATION

(Exact name of registrant as specified in its charter)

000-31089

(Commission File Number)

Delaware	77-0416232
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

47100 Bayside Parkway

Fremont, California 94538

(Address of principal executive offices, with zip code)

(510) 360-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Adoption of Material Compensatory Plan, Contract or Arrangement

On March 2, 2007, the Board of Directors of the Virage Logic Corporation (the “Board”) approved the Change in Control Severance Agreement, (the “Agreement”) and authorized the Company to enter into the Agreement with executive officers, such approved terms are set forth in Exhibit 99.1 attached hereto and incorporated by reference herein. The Agreement encourages executive officer’s full attention and dedication to the Company and alleviates uncertainty, and further provides executive officer with accelerated vesting of a portion of his/her equity incentives in the event of a change in control and executive officer’s termination of employment with the Company.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibit

99.1	Change In Control Severance Agreement dated March 2, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRAGE LOGIC CORPORATION

Date: March 8, 2007	By:	/s/ Christine Russell
Christine Russell
Vice President of Finance and Chief Financial Officer